exhibit 23.1

G. Brad Beckstead, CPA
Certified Public Accountant

                                            330 Warm Springs Road
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

I have issued my report dated February 28, 2002, accompanying the financial statements of Eagle Golf Corporation on Form SB-2/A for the years ended December 31, 2001 and 2000 and for the period of February 20, 1996 {inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report on the Registration Statement of Eagle Golf Corporation on Form SB-2/A.


Signed,

/s/ Brad Beckstead

May 19, 2003


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